Exhibit 99.1
Fangda Partners
Shanghai • Beijing • Shenzhen
http://www.fangdalaw.com

	E-mail:	email@fangdalaw.com
	Tel.:	86-10-6505-5557
	Fax:	86-10-6505-8997
	Ref.:	08CF73
35/F, China World Tower 1
No. 1, Jian Guo Men Wai Avenue
Beijing 100004, PRC
March 9, 2010
Redgate Media Group
8th Floor, CITIC Building, Tower B
19 Jianguomenwai Street, Chaoyang District
Beijing 100004, People’s Republic of China
Dear Sirs,
We are lawyers licensed to practice the law of the People’s Republic of China (the “PRC”) and are qualified to provide legal advices on the law of the PRC. For the purposes of this legal opinion, the “PRC” shall not include Hong Kong Special Administrative Region, Macao Special Administrative Region or Taiwan.
We are acting as the PRC counsel to Redgate Media Group (the “Company”), an exempted company incorporated and validly existing under the laws of the Cayman Islands, in connection with (a) the Company’s registration statement on Form F-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), including all amendments or supplements thereto, and (b) the initial public offering of the Company’s American Depositary Shares (“ADSs”) and listing of the ADSs on the NASDAQ Stock Market. We have been requested to give this opinion as to the matters set forth below.
In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, provided to us by or on behalf of the Company and the Subsidiaries, and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
In our examination of these documents, we have assumed, with your consent, that (a)

all documents submitted to us by the Company as copies conform to their originals and all documents submitted to us by the Company as originals are authentic; (b) all signatures, seals and chops on such documents are genuine; and (c) all facts and information stated or given in such documents are true and correct.
Based on the foregoing, we are of the opinion that:
1.	On August 8, 2006, six PRC regulatory agencies, namely, the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”), and the State Administration of Foreign Exchange, jointly promulgated the Rules on the Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006 and was amended on June 22, 2009.

The M&A Rules require that an offshore special purpose vehicle, defined as an offshore company directly or indirectly controlled by PRC domestic companies or natural person(s) and formed for the purposes of achieving overseas listing of interests in domestic companies actually owned by such PRC domestic companies or natural person(s), shall obtain an approval of the CSRC prior to the listing of its securities on an overseas stock exchange.

2.	On September 21, 2006, pursuant to the M&A Rules and other PRC laws and regulations, the CSRC promulgated on its official website relevant guidelines with respect to the procedures and documents required in connection with the application for approvals on listing and trading of domestic enterprises’ securities on overseas stock exchanges (the “Administrative Permit Guidelines”), which provide a list of application materials with respect to the listing on overseas stock exchanges by official special purpose vehicles.

3.	Based on our understanding of the current PRC laws, regulations and rules (including but not limited to the M&A Rules and the Administrative Permit Guidelines), we are of the opinion that since the Company is not directly or in directly controlled by PRC domestic companies or natural person(s), it should not be considered as an offshore special purpose vehicle under the M&A Rules, and that the Company is not required by the M&A Rules to apply to the CSRC for approval of the listing or trading of its ADSs on a U.S. stock exchange, unless it is clearly required to do so by any rules promulgated in the future.
This opinion is rendered on the basis of the PRC law and regulatory practice effective as of the date hereof and there is no assurance that any of such laws or regulatory practice will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.
This opinion is intended to be used in the context which is specifically referred to herein, and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.
We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of and references to our name under the captions “Risk Factors,” “Regulation”, “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus included in the Registration Statement, filed by the Company with the SEC under the Securities Act.
Yours faithfully,
Fangda Partners
/s/ Fangda Partners

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